                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               BriteSmile, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                BRITESMILE, INC.
                              490 North Wiget Lane
                        Walnut Creek, California 94598
                                 (925) 941-6260


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 12, 2000

To the Shareholders:

          Notice is hereby given that the Annual Meeting of the Shareholders of BriteSmile, Inc. (the "Company") will be held at the law offices of Richards & O'Neil, LLP, located at 885 Third Avenue, 7/th/ Floor, New York, New York 10022, on Tuesday, September 12, 2000, at 2:00 o'clock p.m., local time, and at any postponement or adjournment thereof, for the following purposes, which are discussed in the following pages and which are made part of this Notice:

          1. To elect nine directors, each to serve until the next annual meeting of shareholders and until his successor is elected and shall qualify;

          2. To ratify and approve an amendment to the Company's Revised 1997 Stock Option and Incentive Plan pursuant to which the total number of shares of common stock issuable under the Plan has been increased from 4,000,000 to 5,000,000;

          3. To ratify and approve a series of transactions pursuant to which the Company (i) has issued its 5% convertible subordinated notes in the aggregate principal amount of $20,000,000 to eleven investors, including seven investors presently affiliated with the Company, which notes are convertible into 3,236,245 shares of common stock, and (ii) has issued warrants to the investors to purchase a total of 1,618,122 shares of common stock. The net effect of the forgoing transactions, if the notes are converted and the warrants are exercised, will be the issuance of more than 20% of the total number of shares of the Company's common stock issued and outstanding prior to the commencement of such transactions;

          4. To approve the Board of Directors' selection of Ernst & Young LLP as the Company's independent auditors; and

          5. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

          The Company's Board of Directors has fixed the close of business on July 21, 2000 as the record date for the determination of shareholders having the right to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose related to the meeting during ordinary business hours at the offices of the Company at 490 North Wiget Lane, Walnut Creek, California 94598 during the ten days prior to the meeting.

          You are requested to date, sign and return the enclosed Proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying Proxy Statement and Proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope, whether or not you expect to attend the meeting. The giving of your proxy as requested will not affect your right to vote in person if you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed. Your proxy is revocable at any time before the meeting.

                              By Order of the Board of Directors,

                              Paul A. Boyer, Executive Vice President, CFO, and Secretary

Walnut Creek, California
August 22, 2000

                               BRITESMILE, INC.
                             490 North Wiget Lane
                        Walnut Creek, California 94598
                                (925) 941-6260


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS

          The enclosed Proxy is solicited by the Board of Directors of BriteSmile, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the law offices of Richards & O'Neil, LLP, located at 885 Third Avenue, 7/th/ Floor, New York, New York 10022, on September 12, 2000, at 2:00 o'clock p.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR approval of the amendment to the Company's Revised 1997 Stock Option and Incentive Plan, FOR approval of the transactions constituting the Company's recent private offering of 5% convertible subordinated notes and related investor warrants, and FOR ratification of the appointment of auditors. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting, or by giving a later dated proxy.

          The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. Action on a matter, other than the election of directors, is approved if the votes properly cast favoring the action exceed the votes cast
opposing the action.   Abstentions and broker non-votes will count for purposes
of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

          The close of business on July 21, 2000 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 23,975,885 shares of the Company's common stock outstanding of record and entitled to vote. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

          This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about August 22, 2000.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

          As amended on July 23, 1999, the Company's Bylaws provide that the number of directors shall range from three to ten, as determined from time to time by the shareholders or the Board of Directors. Presently the Company's Board of Directors consists of ten members, all of whom except Jennifer Scott are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

          The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

Anthony M. Pilaro

          Mr. Pilaro has been a director of the Company since August 1997. Presently, he serves as Chairman of CAP Advisers Limited which maintains offices in Dublin, Ireland. He is also founder and Chairman of Excimer Vision Leasing L.P., a partnership engaged in the business of leasing Excimer laser systems. Mr. Pilaro has been involved in private international investment banking. He was a Founding Director and former Chief Executive Officer of DFS and a founder of the predecessor of VISX, Inc. A graduate of the University of Virginia `57, and the University of Virginia Law School `60, Mr. Pilaro practiced law in New York City through 1964.

John L. Reed

          Prior to joining the Company as its Chief Executive Officer, Mr. Reed was Chairman of the Pacific Retailing Division of Duty Free Shoppers Group Limited ("DFS"), the world's leading specialty retailer catering to international travelers. At DFS he was responsible for the operations of multiple retail stores, including the largest single, self-standing retail operation in the world. During his 21-year career at DFS, prior to being named Chairman of the Pacific Retail Division in 1997, Mr. Reed was President of DFS Hawaii. From 1982 to 1988, Mr. Reed was President of the DFS U.S. Mainland Operation. Mr. Reed has also served as Vice President of Merchandising for both Federated Department Stores and John Wanamaker.

Linda S. Oubre

          Linda S. Oubre commenced serving as a director of the Company in May 1998. In July 1998, she was named to the position of President, Chief Administrative Officer of the Company.She has also functioned as President of the Company's Whitening Center Division. Prior to joining the Company, Ms. Oubre served for 3 years as President of Tri Com Ventures in Walnut Creek, California. Tri Com specialized in new venture planning and implementation consulting. At Tri Com, Ms. Oubre's clients included McGraw Hill's Business Week Magazine, Prodigy Online Service, and the United

Nations Business Development Project in the Republic of Belarus. Prior to starting Tri Com Ventures in 1996, Ms. Oubre was General Manager, New Business Development, for the Los Angeles Times, and also served as Director of Operations for Walt Disney's Consumer Products Division and Manager of Financial Planning for the Times Mirror Company. She has also been a visiting instructor at the Wharton Business School. Ms. Oubre' is a graduate of the University of California, Los Angeles and received her MBA from the Harvard Business School.

Gerald Poch

          Mr. Poch is currently serving as Managing Director of Pequot Capital Management, Inc. He joined the Pequot family of funds as a Principal in 1998. Mr. Poch was the former Chairman, President and CEO of GE Capital Information Technology Solutions ("ITS"), and before ITS, founder, Co-Chairman and Co-President of AmeriData Technologies, Inc. (NYSE:ADA) until its acquisition by GE Capital in 1996. From 1979 until 1983 he was Senior Vice President of TIE/Communications, Inc. and President of Technicom, Inc., two public telecommunications companies. Mr. Poch received his J.D. from Boston University School of Law. He is admitted to practice law in the District of Columbia, New York, and Massachusetts.

Dr. Gasper Lazzara, Jr.

          Dr. Gasper Lazzara, Jr. has served as Chairman of the Board and a director of the Orthodontic Centers of America, Inc. ("OCA") since its inception in July 1994. He has served as Co-Chief Executive Officer of Orthodontic Centers since September 1998, and he served as Chief Executive Officer of OCA from July 1994 to September 1998. Dr. Lazzara also served as President of OCA from July 1994 to June 1997. From 1989 to 1994, Dr. Lazzara served as President or Managing Partner of certain predecessor entities of OCA. He is a licensed orthodontist and, prior to founding OCA, maintained a private orthodontic practice for over 25 years. He is a member of the American Association of Orthodontists and is a Diplomat of the American Board of Orthodontists.

R. Eric Montgomery

          Mr. Montgomery has been a director of the Company since May 1998. He is an experienced consultant, researcher and entrepreneur in the oral care and cosmetic products industries, and has been granted over 65 US and foreign patents since 1981. Previously, from November 1997 until May 1998, he served as an independent consultant to the Company through Applied Dental Sciences, Inc. (Monterey, MA), the oral care products research and development firm of which he has been President since 1992. Mr. Montgomery is also the Founding Manager and President of OraCeutical LLC (Lee, MA), an organization dedicated to the development of next generation products for use in the professional dental office. Oraceutical is currently under contract with the Company to provide technology development services. Mr. Montgomery's organizations have developed products for companies including The Dial Corporation, Natural White, Virbac SA, ProHealth Laboratories, OPI Products, American Dental Hygienics, and Boots PLC. Mr. Montgomery is also President of IDEX Dental Sciences, Inc. (Lee, MA), an intellectual property-holding firm established by Mr. Montgomery in March 1996.

Brad Peters

          Mr. Peters has been a director of the Company since December 1999. He is the President of Blackfin Capital, a privately held investment company based in New York. Prior to founding Blackfin

Capital, from July 1993 to June 1998, Mr. Peters was with Morgan Stanley Private Wealth Management Group. Mr. Peters holds an MBA degree from Duke University.

Harry Thompson

          Mr. Thompson has served as a director of the Company since December 1999. Mr. Thompson is currently the President of The Strategy Group and Managing Director of Swiss Army Brands, Inc. Prior to founding The Strategy Group, Mr. Thompson served in senior management of several core units of the Interpublic Group of Companies, one of the world's leading advertising groups. Mr. Thompson also has served as either manager or chairman of several telecommunication companies of The Galesi Group. Mr. Thompson holds an MBA degree from Harvard Business School. Currently, Mr. Thompson is a director of Schwinn/GT Corp.

Peter Schechter

          Mr. Schechter was appointed a director of the Company in July 1999. Mr. Schechter is a founder of Chlopak, Leonard, Schechter and Associates, an international communications consulting firm. Previously, Mr. Schechter was Managing Director in charge of international business at the Sawyer/Miller Group, specializing in the management of international financial issues, political campaigns and country image programs. A graduate of the School of Advanced International Studies at Johns Hopkins University, Mr. Schechter has lived in Europe and Latin America and has extensive experience in the area of governmental relations. He is fluent in six languages.

          There is no family relationship between any executive officer or director of the Company and any other executive officer or director.


                             DIRECTOR COMPENSATION

          Outside directors of the Company (non-employees, non-consultants) receive options to purchase 20,000 shares of common stock per year for each year during which they serve as a director. The exercise price of such options is 100% of the fair market price on the date of grant. Actual expenses incurred by outside directors are reimbursed.

          Certain directors of the Company have been granted Units of Company equity participation by LCO. As of May 11, 1998, LCO adopted an Incentive Compensation Plan (the "LCO Plan"). Under the LCO Plan, certain key employees, consultants or directors of the Company may be given the opportunity to benefit from the appreciation in the value of LCO's present equity holdings in the Company. Such appreciation rights are granted by way of incentive compensation units ("Units"), whose value is determined by the increase in value of LCO's present holdings of Company Common Stock above a prescribed base value of $4.75 per share. Each Unit represents a percentage interest (determined by the total number of Units granted under the LCO Plan) in such increase in value of LCO's holdings. LCO has granted Units to the following directors or former directors of the Company as incentive compensation: John Reed, Richard Trefz, Brian Delaney, and Linda Oubre. Rich Trefz' interest in the LCO plan has been paid out and Mr. Trefz has no further interest in the LCO plan or rights thereunder.

          Pursuant to an agreement in effect from November, 1997 through May 1998, Richard Trefz received compensation from a Company affiliate, CAP Advisers Limited ("CAP"), related to Mr.

Trefz' service as a director of the Company. During the period the agreement was in force, Mr. Trefz received a consulting fee paid by CAP of $25,000.


                  BOARD OF DIRECTORS MEETINGS AND COMMITTEES

          The Company's Board of Directors took action at 5 duly noticed special meetings of the Board during the fiscal year ended April 1, 2000. Each nominee for director then serving as a director attended all of the Company's special meetings of the Board of Directors except Mr. Thompson, who was not available for the Board meeting held on March 24, 2000. The Company has established an Audit Committee and a Compensation Committee. At present, the Audit Committee and the Compensation Committee consist of directors Poch, Peters, Thompson and Reed.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR.


           EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES/CONSULTANTS

          The following individuals serve as executive officers or significant employees or consultants of the Company:

NAME                                      AGE              CURRENT POSITION(S)/1/
----                                      ---              ---------------------
John Reed                                 59               Chief Executive Officer and Director
Paul Dawson                               44               Chief Executive Officer of BriteSmile  International Limited,
                                                           a subsidiary of the Company
Linda S. Oubre                            41               President, Chief Administrative Officer and Director
Andrew Hofmeister                         40               President, Associated Center Division
Michael Whan                              35               President Worldwide Marketing
Paul A. Boyer                             36               Executive Vice-President, Chief Financial Officer and Secretary
Stephen Miller                            52               Executive Vice-President, Real Estate and Construction
Anthony M. Pilaro                         64               Chairman of the Board
R. Eric Montgomery                        45               Director since May, 1998
Jennifer Scott                            36               Director since November, 1998
Peter Schechter                           40               Director since June, 1999
Bradford G. Peters                        32               Director since December, 1999
Harry Thompson                            70               Director since December, 1999
Gerald Poch                               53               Director since May, 2000
Dr. Gasper Lazzara, Jr.                   58               Director since May 2000
John W. Warner                            55               Research and Development Director
Salim A. Nathoo                           45               Consultant


1. All officers serve at the pleasure of the Board of Directors. There are no family relationships between any of the officers and directors.

          Biogrophical information regarding John Reed, Anthony Pilaro, and Linda Oubre, each of whom currently also serves as a director of the Company, is included in this Proxy Statement under "Proposal 1-Election of Directors." Biographical information regarding the other executive officers and significant consultants of the Company follows:

Paul A. Boyer

          Mr. Boyer was named the Company's Executive Vice President and Chief Financial Officer in October 1999. Prior to joining BriteSmile, Mr. Boyer was Senior Vice President and Chief Financial Officer of Dynatec International, Inc., a manufacturer and marketer of consumer products. While at Dynatec, he was directly responsible for all financing, accounting and operations of that company, including manufacturing, purchasing, production and information systems. Mr. Boyer also served as Director of Finance at Mrs. Field's Original Cookies, Inc., where his responsibilities included that company's merger and acquisition activity, treasury functions, financial forecasting, budgeting, planning and analysis. Previously, Mr. Boyer was Chief Financial Officer of Wasatch Education Systems. During his six and one half year tenure at Wasatch, he handled all accounting and financial activities and steered the company though a successful public offering. Mr. Boyer received his BS degree and an MBA in Accountancy from San Diego State University.

Paul Dawson

          Mr. Dawson, prior to joining the Company's subsidiary, BriteSmile International as its Chief Executive Officer, was Chief Executive Officer of Camus International, a global marketer of luxury goods. During his nine-year tenure with Camus, he spearheaded an aggressive worldwide market expansion program of the company's premium cognac market. Prior to Camus, Mr. Dawson held the position of Engagement Manager at McKinsey & Company, an international consulting firm. While at McKinsey, he advised a broad range of multinational consumer companies on international expansion strategies. Mr. Dawson has lived and worked in the United States, Europe, Asia and the Middle East. He holds masters degrees from Cambridge University and UC Berkeley, and an MBA from Stanford University.

Andrew Hofmeister

          Mr. Hofmeister joined BriteSmile in August 1998. He currently serves as President of BriteSmile's Associated Center Division. Prior to joining BriteSmile, Mr. Hofmeister was Chief Executive Officer of Excimer Vision Leasing L.P., a partnership engaged in the business of leasing Excimer laser systems, and a former director of the Company prior to its relocation from Salt Lake City to Lester, Pennsylvania. From 1989 to 1995 he was a consultant for McKinsey & Company, specializing in retail and consumer products. Mr. Hofmeister is a graduate of St. Olaf College and the Stanford Graduate School of Business.

Stephen Miller

          Prior to joining BriteSmile in May 1999 as it Executive Vice President, Real Estate and Construction, Mr. Miller was for 11 years Vice President of Facility Development for DFS. While at DFS, Mr. Miller was responsible for the development of the flagship retail gallerias, high-end boutiques, duty free stores and entertainment complexes in the U.S., Oceania and the Pacific. Prior to DFS, Mr. Miller was Senior Vice President of Commercial and Industrial Development for Castle and Cooke, Inc.

where for 17 years he was responsible for commercial, industrial and retail development for Hawaii's second largest private landowner.


Michael P. Whan

          Mr. Whan joined BriteSmile as its President of World Wide Marketing in May 2000. Prior to joining BriteSmile, Mr. Whan had served as Vice President, General Manager of Taylor Made Golf from 1996 to 2000. From 1987 to 1995 Mr. Whan held various posts at Proctor & Gamble Company, including Director of Marketing, oral care and Brand Manager of Crest toothpaste. Mr. Whan is a graduate of Miami (Ohio) University.


Dr. John W. Warner

          Dr. Warner accepted the position of Research and Development Director for the Company in May 1998. Mr. Warner is an experienced research and technology consultant and entrepreneur who was one of the leading contributors to the development of ophthalmic applications of laser technology. Dr. Warner leads the Company's assessment of existing products and LATW development efforts. Dr. Warner has served as a consultant to Northwestern University in the areas of technology development and commercialization. From March 1986 to December 1990 he was the founder and CEO of Taunton Technologies, Inc., a predecessor of VISX, Inc., engaged in the business of developing and manufacturing Excimer laser systems to perform ophthalmic surgery.

Salim A. Nathoo, D.D.S.

          Dr. Nathoo was formerly employed by Colgate-Palmolive Co. as a Senior Researcher from 1990 to 1998 and was a key member in the successful worldwide launch of the Colgate Whitening program during his tenure there. Dr. Nathoo has lectured globally on both the clinical and scientific aspects of teeth whitening, and he is recognized as one of the leading authorities on the subject. Dr. Nathoo is one of the founders of Oral Health Clinical Services, LLC ("Oral Health"). The Company has entered into a consulting agreement with Oral Health in order to assist the Company in obtaining an American Dental Association ("ADA") seal of approval for its LATW system. Dr. Nathoo holds both a PhD and DDS from New York University, and has published over 40 papers in major scientific journals.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth information as of August 15, 2000 regarding beneficial stock ownership of (i) all persons known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director or director nominee, and any other executive officer of the Company whose compensation is required to be reported in this Proxy Statement, and (iii) all officers and directors of the Company as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

                                                   Number of
                                                    Shares
                                                  Beneficially                Percent of
Name and Address                                   Owned/(1)/            Outstanding Shares/(2)/
----------------                                  ------------           -----------------------

                 Executive Officers and Directors

Paul Dawson                                            367,397/(3)/               1.5%
36 Fitzwilliam Place
Dublin 2, Ireland

Andrew J. Hofmeister                                   123,397/(4)/                 *
490 North Wiget Lane
Walnut Creek, CA 94598

Dr. Gasper Lazzara, Jr.                                364,077/(15)/              1.5%
Orthodontic Centers of America
500 Sawgrass Village Circle
Ponte Verdra Beach, Florida 32082

R. Eric Montgomery                                     265,957                    1.1%
29 Fairview Road
P O. Box 487
Monterey, MA 01245

Linda S. Oubre                                         105,331/(5)/                 *
490 North Wiget Lane
Walnut Creek, CA 94598

Bradford Peters                                      1,620,104/(6)/               6.3%
Blackfin Capital
1633 Broadway, 33/rd/ Floor
New York, New York 1001

Anthony M. Pilaro                                   13,633,159/(7)/              54.4%
36 Fitzwilliam Place
Dublin 2, IRELAND

Gerald Poch                                          4,364,658/(8)/              17.5%
Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, CT 06880

John L. Reed                                         1,418,618/(9)/               5.7%
490 North Wiget Lane
Walnut Creek, CA 94598

                                                    Number of
                                                     Shares
                                                  Beneficially               Percent of
Name and Address                                   Owned/(1)/           Outstanding Shares/(2)/
----------------                                  ------------          -----------------------
Peter Schechter                                         22,000/(10)/                *
Chlopak Leonard Schechter & Assoc.
1850 M Street, N.W., #550
Washington, D.C. 20036

Jennifer Scott                                          40,423/(11)/                *
Applied Research & Consulting LLC
295 Lafayette Street, 5/th/ Floor
New York, NY 10012

Harry Thompson                                         100,000/(12)/                *
169 E. 78/th/ Street
New York, New York 10021

Richard V. Trefz                                       152,831/(13)/                *
Airport Business Center
200 Diplomat Drive, Bay 204
Lester, PA 19113

All Officers and Directors as a Group               21,897,587/(14)/             77.9%
(17 persons)


                       5% Beneficial Owners

LCO Investments Limited                             13,633,159/(7)/              54.4%
Canada Court
Upland Road
St. Peter Port
Guernsey
Channel Islands

Pequot Capital Management, Inc.                      4,364,658/(8)/              17.5%
500 Nyala Farm Road
Westport, CT 06880

Bradford Peters
Blackfin Capital                                     1,620,104/(6)/               6.3%
1633 Broadway, 33rd Floor
New York, New York 10019

Andrew J. McKelvey                                    1,620,04/(6)/               6.3%
Blackfin Capital
1633 Broadway, 33rd Floor
New York, New York 10019

John L. Reed                                         1,418,618/(9)/               5.7%
490 North Wiget Lane
Walnut Creek, CA 94598

_____________________
* Constitutes less than 1%.

 /1/ Includes any options or warrants to purchase share which are presently exercisable or exercisable within 60 days.

 /2/ All percentages are calculated based upon a total number of shares outstanding which includes 23,970,685 shares of the Company issued and outstanding as of June 19, 2000, plus that number of options presently exercisable or exercisable within 60 days by the named security holder.

 /3/ Includes 227,397 shares owned beneficially, and 140,000 shares which Mr. Dawson has the right to acquire upon the exercise of vested options at $6.00 per share.

 /4/ Includes 37,397 shares owned beneficially, options to purchase 5,000 shares exercisable at $9.00 per share, options to purchase 5,000 shares exercisable at 6.81 per share, options to purchase 40,000 shares presently exercisable at $1.75 per share, options to purchase 18,000 shares presently exercisable at $2.75 per share, and options to purchase 18,000 shares presently exercisable at $13.375 per share.

 /5/ Includes 25,331 shares owned beneficially, and options to purchase 80,000 shares presently exercisable at $1.75 per share.

 /6/   Represents the following shares held of record by Andrew J. McKelvey:
       533,939 shares held of record, the right to acquire 724,110 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share, and warrants to purchase 362,055 shares exercisable at $7.21 per share. Bradford Peters, a director of the Company, has an economic interest in any appreciation with respect to the shares beneficially owned by Mr. McKelvey, and shares control over disposition of the shares.

 /7/ Represents 11,526,768 shares owned of record and beneficially by LCO, 1,000,000 shares held indirectly through PdeP Tech Limited, a subsidiary of LCO Investments Limited, warrants to purchase 368,797 shares exercisable at $7.21 per share, and the right to acquire 737,594 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share. Mr. Pilaro is Chairman of CAP. CAP is the sole trustee of the ERSE Trust, of which LCO is a wholly owned subsidiary.

 /8/ Mr. Poch is a managing director of Pequot Capital Management, Inc. and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. The share amount represents 1,666,667 shares held of record, the right to acquire 337,109 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share, and warrants to purchase 168,554 shares exercisable at $7.21 per share, held by Pequot Private Equity Fund II, L.P.; 833,333 shares held of record, the right to acquire 168,554 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share, and warrants to purchase 84,277 shares exercisable at $7.21 per share, held by Pequot Partners Fund, L.P.; 833,333 shares held of record, the right to acquire 168,554 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share, and warrants to purchase 84,277 shares exercisable at $7.21 per share, held by Pequot International Fund, Inc.; options to purchase 10,000 shares held by Gerald Poch; and 20,000 shares held of record by Pequot Scout Fund, L.P. All of the Pequot entities listed above are managed by Pequot Capital Management, Inc., which holds voting and dispositive power for all shares of stock held by the Pequot entities.

 /9/ Includes 575,900 shares owned beneficially, options to purchase 350,000 shares at $2.50 per share, options to purchase 250,000 shares at $9.25 per share, the right to acquire 161,812 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share, and warrants to purchase 80,906 shares exercisable at $7.21 per share.

 /10/ Includes 2,000 shares owned beneficially in a Revocable Living Trust, and options to purchase 20,000 shares presently exercisable at $11.25 per share.

 /11/ Includes 20,423 shares owned beneficially, and options to purchase 20,000 shares presently exercisable at $1.0625 per share.

 /12/ Options to purchase from LCO 100,000 shares presently exercisable at $1.50 per share.

 /13/ Includes 47,831 shares owned beneficially, and options to purchase 105,000 shares presently exercisable at $1.75 per share.

 /14/ Includes presently exercisable options, warrants, or rights to acquire upon conversion 4,108,842 shares.

 /15/ Represents the right to acquire 242,718 shares upon conversion of Convertible Notes of the Company at a conversion price of $6.18 per share, and warrants to purchase 121,359 shares exercisable at $7.21 per share.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely upon its review of the copies of such forms furnished to it during the fiscal year ended April 1, 2000, and representations made by certain persons subject to this obligation that such filings were not required to be made, the Company believes that all reports required to be filed by these individuals and persons under Section 16(a) were filed in a timely manner, except as follows (all such transactions have since been reported to the SEC on Form 5 reports filed in May and June, 2000): Form 4 report of A. Hofmeister for reporting transaction in June 1999; Form 3 report of H. Thompson for reporting transaction in August 1999; Form 3 and two Form 4 reports of S. Miller for reporting transactions in February, March, June and October 1999; Form 3 report of A. Flint for reporting transactions in August and November 1999; Form 3 report of P. Schechter for reporting transactions in April and July 1999; Form 3 report of B. Peters for reporting transactions in June 1999 and January 2000.

          Except as disclosed, the Company is not aware of any transactions in its outstanding securities by or on behalf of any director, executive officer or 10 percent holder, which would require the filing of any report pursuant to
Section 16(a) during the fiscal year ended April 1, 2000, that has not been filed with the Securities and Exchange Commission.

                            EXECUTIVE COMPENSATION

          The following Summary Compensation Table shows compensation paid by the Company for services rendered during the past three fiscal years to each person who served as the Company's Chief Executive Officer during the fiscal year ended April 1, 2000, and to the Company's four most highly compensated executive officers in fiscal 2000 other than the CEO. The Company appointed Richard V. Trefz as President and CEO, effective June 1, 1998. Mr. Trefz served as CEO through December 1998. Effective June 1999, the Company appointed John L. Reed as its new President and CEO.


                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                                                          Compensation
                                                                                        -----------------
                                                              Annual
                                                           Compensation                     Awards
                                                                                        -----------------
                                                                                            Securities
                                                                                           Underlying
Name and                             Fiscal                                                 Options/
Principal Position                    Year                  Salary ($)                      SARs (#)
------------------                   ------                ------------                  -----------------
John L. Reed                          2000                    $201,923                     250,000 /(1)/
President and CEO                     1999                           0                     750,000 /(2)/

Paul Dawson                           2000                    $167,723                     200,000 /(3)/
CEO, BriteSmile                       1999                           0                           0 /(4)/
International, Ltd.

Richard V. Trefz                      2000                     250,000                      20,000 /(5)/
President,                            1999                     157,635                     225,000 /(6)/
Manufacturing

Linda S. Oubre                        2000                     176,058                      25,000 /(7)/
President, Chief                      1999                     117,883                     200,000 /(8)/

Administrative
Officer

Andrew J.                             2000                     157,500                      75,000 /(9)/
Hofmeister
President,                            1999                      97,464                     150,000 /(10)/
Associated
Center Division

------------

/(1)/ 83,333 of which are vested, 83,333 of which vest on March 24, 2001, and 83,334 of which vest on March 24, 2002.

/(2)/ Mr. Reed received no cash compensation from the Company in fiscal 1999. Prior to commencing full-time work for the Company at the Company's offices, Mr. Reed performed occasional services for the Company beginning January 1999. Mr. Reed's employment contract with the Company provides for an annual salary of $250,000, commencing June 1999, and options to purchase 750,000 shares granted January 1999, 250,000 of which are vested, the remainder of which vest 100,000 per year beginning July 22, 2000.

/(3)/  All of which options vest and become exercisable on November 1, 2000.

/(4)/ Mr. Dawson received no compensation from the Company in fiscal 1999. Mr. Dawson's employment contract with the Company, effective April 19, 1999, provides for an annual salary of $200,000, and options to purchase 300,000 shares, 140,000 of which are vested, the balance of which vest 40,000 per year beginning April 19, 2001.

/(5)/ Mr. Trefz' employment with the Company term inated as of May 31, 2000. In connection therewith the 20,000 options granted to Mr. Trefz in fiscal year 2000 were cancelled.

/(6)/ Mr. Trefz' employment with the Company terminated as of May 31, 2000. Of the 225,000 options granted in 1999, 105,000 are vested and are exercisable until May 7, 2008. The balance were cancelled in connection with Mr. Trefz' termination of employment.

/(7)/  All of which options vest and become exercisable on November 1, 2000.

/(8)/ 80,000 of which are vested, the balance of which vest 30,000 per year beginning July 1, 2000.

/(9)/ 18,000 of which are vested, 32,000 of which vest 8,000 per year beginning May 19, 2001, and 25,000 of which vest on November 1, 2000.

/(10)/ 58,000 of which are vested, 60,000 of which vest in increments of 15,000 each year beginning August 1, 2000; 32,000 of which vest in increments of 8,000 each year beginning March 2, 2001.

          The following table lists individual grants of stock options made during the Company's last completed fiscal year as compensation for services rendered as an officer of the Company:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                    Number of                  % of Total
                                    Securities                 Options/SARs
                                    Underlying                  Granted to            Exercise or
                                    Options/SAR                Employees in           Base Price          Expiration
Name                                Granted (#)                Fiscal Year/(1)/       ($/Share)              Date
-----------------------------------------------------------------------------------------------------------------------
John L. Reed                        250,000/(2)/                   13.2%                $ 9.250            03-24-10
Paul Dawson                          20,000/(3)/                    1.2%                $ 5.875            11-01-09
Richard V. Trefz                     20,000/(3)/                    1.2%                $ 5.875            11-01-09
Linda S. Oubre                       25,000/(3)/                    1.5%                $ 5.875            11-01-09
Andrew J. Hofmeister                 25,000/(3)/                    1.5%                $ 5.875            11-01-09
Andrew J. Hofmeister                 50,000/(4)/                    3.0%                $13.395            05-19-09

/(1)/ Based upon options to purchase a total of 1,890,500 shares granted by the Company to employees of the Company during the fiscal year ended April 1, 2000.

/(2)/ 83,333 of which are vested, 83,333 of which vest on March 24, 2001, and 83,334 of which vest on March 24, 2002.

/(3)/ These options vest and become exercisable on November 1, 2000 (after one year from the date of grant), conditioned on continued employment with the Company.

/(4)/ 18,000 of which are vested, the balance to vest 8,000 per year beginning 5-19-01, conditioned on continued employment with the Company.


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                        AND APRIL 1, 2000 OPTION VALUES

                                   Shares                            Number of Securities
                                  Acquired                          Underlying Unexercised            Value of Unexercised
                                     on         Value                   Options at                  In-the-Money Options at
                                  Exercise     Realized               April 1, 2000/1/                  April 1, 2000/1/
   Name                             (#)           ($)             Exercisable/Unexercisable         Exercisable/Unexercisable
  ------                          --------     -------            -------------------------         -------------------------
John L. Reed                         0             0                        350,000/650,000             $2,471,875/$2,903,125
Paul Dawson                          0             0                        140,000/180,000             $    498,750/$643,750
Richard V. Trefz                     0             0                        105,000/120,000/(2)/        $             820,312/0
Linda S. Oubre                       0             0                         80,000/145,000             $  625,000/$1,029,687
Andrew J. Hofmeister                 0             0                         86,000/149,000             $    451,699/$788,937

/1/ Potential unrealized value is calculated as the fair market value at March 31, 2000 ($9.5625 per share), less the option exercise price, times the number of shares.

/2/ Mr. Trefz' employment with the Company terminated effective May 31, 2000. In connection with the termination, Mr. Trefz retained options to purchase 105,000 shares of the Company. All other unvested options held by Mr. Trefz were canceled.


                           EMPLOYMENT CONTRACTS AND
                    TERMINATION OF EMPLOYMENT ARRANGEMENTS

          Certain of the Company's executive officers whose compensation is required to be reported in the Summary Compensation Table are parties to written employment agreements with the Company as follows:

John Reed

          Pursuant to a letter agreement between the Company and John Reed dated January 20, 1999, Mr. Reed agreed to serve as Chief Executive Officer of the Company. The agreement provides that the Company will pay Mr. Reed $250,000 a year for his services. Mr. Reed also received options to purchase 750,000 shares of the Company's common stock at the closing price on the date of the agreement. Mr. Reed's employment began full-time and on location on June 2, 1999. On March 24, 2000, Mr. Reed was granted options to purchase 250,000 shares of the Company's common stock at the closing price on that date.

Linda Oubre

          The Company entered into an employment agreement with Linda Oubre on January 22, 1999. Under the terms of the agreement, Ms. Oubre currently serves as President, Chief Administrative Officer. The initial term of the agreement is from January 22, 1999 through June 30, 2000. Her employment with the Company will continue on an at-will basis thereafter. The Company paid Ms. Oubre $165,000 per annum from January 22, 1999 through June 30,1999 and $175,000 per annum from July 1, 1999 through June 30, 2000. On July 1, 2000, Ms. Oubre's salary will increase to $200,000 per annum. Ms. Oubre is eligible to receive bonus compensation under such cash bonus plan as the Company may adopt for its key executives. If no such plan is adopted, Ms. Oubre will be eligible for bonus compensation based on the attainment of annual profitability and management objectives relating to the Company's Center Division as agreed upon by Ms. Oubre and the Company. Ms. Oubre was also granted options to purchase 200,000 shares of the Company's common stock at $1.75 per share. Options to purchase 80,000 of the 200,000 shares have vested and are currently exercisable; the right to purchase an additional 30,000 of such shares will vest each of July 1, 2000, July 1, 2001, July 1, 2002 and July 1, 2003 if Ms. Oubre has remained in the employ of the Company from the date of the agreement to such date.

Paul Dawson

          BriteSmile International, Ltd. entered into an employment agreement with Paul Dawson on April 19, 1999. Under the terms of the agreement, Mr. Dawson has served as Chief Executive Officer of BriteSmile International, a wholly-owned subsidiary of the Company. The Company pays Mr. Dawson $16,666 per month for his services. Mr. Dawson is eligible for a bonus based on the number of paid teeth whitening procedures performed in a designated international area. The bonus will be paid in cash and Common Stock of the Company. In addition, Mr. Dawson received options to purchase 300,000 shares of the Company's common stock at the closing price on the date of the agreement. Options to purchase 100,000 shares vested on the date of the agreement. The remaining 200,000 options vest in equal installments over the next five years.

Richard V. Trefz

          The Company entered into an employment agreement with Richard Trefz in May 1998, initially as President and CEO of the Company. The term of the agreement was from May 1998 to May 31, 2000. The Company did not renew Mr. Trefz' employment at May 31, 2000 and the employment agreement terminated. The employment agreement provided for a salary of $250,000 per year and options to purchase 225,000 shares of the Company's common stock at $1.75 per share. Mr. Trefz was entitled to participate in all employee insurance and other fringe benefit programs.

          In connection with his termination of employment as of May 31, 2000, Mr. Trefz retained the right to exercise 105,000 of the 225,000 options granted in May 1998. The balance of Mr. Trefz' options were cancelled.

Compensation Committee

          The Compensation Committee of the Board of Directors is currently comprised of directors Poch, Peters, Thompson, and Reed. The committee meets periodically to review the compensation of the Company's officers.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Effective January 12, 2000, the Company sold 77,318 shares of Common Stock in a private placement to Andrew J. McKelvey for cash proceeds of $463,908. Bradford Peters, a director of the Company, shares in the economic benefits of any appreciation in the shares acquired by Mr. McKelvey. Mr. Peters also shares with Mr. McKelvey authority to dispose of the shares.

          On December 1, 1999 the Company, as lessee, entered into an Agreement of Sublease with LCO Properties, Inc., a Delaware corporation, as lessor. LCO Properties, Inc. is affiliated with the Company's principal shareholder, LCO Investments Limited. The Sublease covers approximately 4,821 square feet of space located in the building known as 16-18 West 57th Street in the Borough of Manhattan, New York City. The sublease term is for ten years and calls for initial lease payments of $401,500 per year, subject to increase in the event of increases in the rent payable under the parent lease for the property between LCO and its lessor.

          In August 1999 Harry Thompson, a director of the Company, agreed to provide marketing consulting services to the Company. In consideration for Mr. Thompson's services to the Company, and pursuant to a letter agreement dated August 17, 1999, the Company's principal shareholder, LCO granted Mr. Thompson the right to purchase from LCO up to 100,000 shares of

Common Stock of the Company at a price of $1.50 per share. The option to purchase from LCO expires on August 31, 2004.

          Effective June 4, 1999, the Company sold 1,355,555 shares of Common Stock in a private placement for of $15,000,000. 1,004,043 of the shares were sold to nine private investors for $11,120,000, including LCO. The remaining 351,512 shares were sold to a group of up to 18 members of senior management of the Company, including directors and executive officers, for $3,880,000. The purchase price was $10.95 per share. However, four of the purchasers, including three non-employee directors of the Company and LCO, purchased at $11.525 per share. CAP Advisers Limited, an entity affiliated with LCO, provided financing for the management purchasers. All purchasers acquired certain registration rights. See the Company's Current Report on Form 8-K filed June 21, 1999.

          On April 7, 1999, the Company entered into a Letter Agreement with Chlopak, Leonard, Schechter and Associates ("CLS") Washington, D.C. Pursuant to the agreement, CLS provides public relations advice and serves as communications counselors to the Company for consideration of $22,500 per month, plus expenses. The agreement was entered into for a minimum of six months, and remains in force. Peter Schechter, a director of the Company, is a one-third co-owner and Secretary of CLS.

          On March 24, 1999, the Company entered into a Consulting Agreement with Oral Health Clinical Services, LLC ("Oral Health"), Salim A. Nathoo and R. Eric Montgomery. Mr. Montgomery is a director of the Company. Pursuant to the agreement, Oral Health and Dr. Nathoo will devote their services to obtaining American Dental Association ("ADA") Certification for the BS2000 procedure. The term of the contract is for two years or until ADA Certification, whichever is earlier. In consideration for the services, the Company granted 75,000 stock options to Dr. Nathoo which are vested. The Company will grant up to 225,000 additional stock options, of which the number and exercise price is dependent upon obtaining ADA Certification, at the date the Certification is obtained.

          On December 7, 1998, the Company sold 9,302,326 shares of Common Stock to LCO in a private placement for $10,000,000. Under an amendment to a prior registration agreement, LCO acquired certain registration rights with respect to these shares.

          On May 17, 1998, the Company entered into a Consulting Agreement with Oraceutical, LLC. R. Eric Montgomery, a director of the Company, is the founding Manager and President of Oraceutical. Pursuant to the agreement, Oraceutical provides technology development services to the Company for various light-activated teeth whitening products and procedures. The Company and Oraceutical are currently negotiating an extension of their agreement beyond its original term. In consideration for its services, Oraceutical has been paid $35,000 a month, plus options to purchase 200,000 shares of Common Stock, subject to vesting provisions, exercisable at $1.75 per share.

          On May 5, 1998, the Company sold 1,860,465 shares of its Common Stock to LCO, for $5,000,000 pursuant to a Stock Purchase Agreement dated as of May 4, 1998.

          On June 29, 2000 the Company closed a Securities Purchase Agreement with nine investors (the "Initial Investors"), pursuant to which the Company sold in a private placement (the "Initial Closing") its 5% Subordinated Convertible Notes due June 29, 2005 (the "Notes") in the aggregate principal amount of $15,583,332.

          The Notes are convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at a per share conversion price of $6.18, which is 120% of the average of the closing bid price of the Common Stock during the ten-trading day period immediately prior to June 27, 2000, the date the transaction documents were signed. The Company also issued to the Investors, pro rata, warrants (the "Warrants") to purchase a total of 1,260,787 shares of Common Stock, which have a term of five years and an exercise price of $7.21 per share. The conversion price of the Notes and the exercise price of the Warrants are subject to certain reset and/or penalty provisions as set forth in the transaction documents.

          Two of the Initial Investors, who purchased a total of $3,500,000 principal amount of the Notes, are unaffiliated with the Company. These unaffiliated investors are CapEx, L.P. and Pacific Mezzanine Fund.

          Seven of the Initial Investors, who purchased an aggregate amount of $12,083,332 of the Notes, are presently affiliates of the Company. The affiliated Initial Investors include LCO Investments Limited (shareholder and affiliated with director Anthony Pilaro), John Reed (shareholder, CEO and director), Gasper Lazzara, Jr. (director), Andrew McKelvey (shareholder and affiliated with director Bradford Peters), and Pequot Private Equity Fund II, L.P., Pequot International Fund, Inc., and Pequot Partners Fund, L.P. (shareholders and affiliated with director Gerald Poch).

          Pursuant to a Registration Rights Agreement between the Initial Investors and the Company, the Company agreed to register with the Securities and Exchange Commission, within 120 days from the closing date, the shares of Common Stock underlying the Notes and Warrants for resale under the Securities Act of 1933, as amended.

          Effective August 3, 2000, the Company completed a subsequent sale (the "Subsequent Closing") of an additional $4,416,667 principal amount of the Notes, together with Warrants to purchase 357,334 shares of Common Stock, as part of the same private placement. The Notes sold in the Subsequent Closing are due August 3, 2005, and the Warrants are exercise for 5 years until August 3, 2005. In all other material respects, the Note and Warrants have the same terms and conditions as the those sold in the Initial Closing.

          Purchasers in the Subsequent Closing included five of the seven Initial Investors affiliated with the Company (LCO, Andrew McKelvey, Pequot Private Equity Fund II, L.P., Pequot International Fund, Inc., and Pequot Partners Fund, L.P.) for $3,616,668 principal amount of the Notes. Two new investors, VenCap Opportunities Fund, L.P. and Wendell Starke, also purchased Notes and Warrants in the Subsequent Offering for an aggregate principal investment of $800,000.

          All sales of the Notes and Warrants in the Initial Closing and the Subsequent Closing were made in private transactions, exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of the Act and Rule 506 promulgated by the Securities and Exchange Commission thereunder. Each person acquired the Notes and related warrants for investment purposes only, with no intent to distribute the securities. The Notes and Warrants are subject to standard restrictive legends with respect to transfer or resale. All recipients received or had meaningful access to all Company reports filed with the Commission pursuant to the Securities Exchange Act of 1934.

                  PROPOSAL 2 -- AMENDMENT TO STOCK OPTION PLAN

          On June 9, 2000, the Company's Board of Directors adopted an amendment to the Company's Revised 1997 Stock Option and Incentive Plan (the "Plan"). Pursuant to the amendment, the aggregate number of shares of Common Stock of the Company available for issuance under the Plan was increased from 4,000,000 shares to 5,000,000 shares.

          At the Annual Meeting, the Company's shareholders will be asked to ratify and approve the amendment to the Plan, and the Board of Directors is soliciting the enclosed proxy as to that decision. A brief description of the material provisions of the Plan, as amended, and a table summarizing the benefits to be conferred under the Plan follows.

          The Plan provides for the award of incentive stock options to key employees, and the award of non-qualified stock options, stock appreciation rights, cash and stock bonuses, and other incentive grants to key employees, directors, officers, agents and consultants who have important relationships with the Company or its subsidiaries. Presently there are over 120 employees who are eligible to participate in the Plan. The Plan was initially adopted by the Board of Directors effective as of January 31, 1997. It was amended by the Board of Directors on May 12, 1998, which amendments were ratified and adopted by the shareholders of the Company at the Company's Annual Meeting of Shareholders held in August 1998. The Plan was further amended by the Board of Directors on January 22, 1999 to increase the number of shares issuable under the Plan to 4,000,000. The January 22, 1999 amendment was ratified and adopted by the shareholders of the Company at the Company's Annual Meeting of Shareholders held in August 1999.

          The only amendment to the Plan since the Plan was ratified and approved by the shareholders at last year's meeting has been the increase by the Board of Directors, in June 2000, of the number of shares issuable under the Plan. That most recent increase is now being submitted to shareholders of the Company for their approval.

          The principal provisions of the Plan are summarized below.

Administration

          The Plan is administered by the Board of Directors of the Company, or a Committee appointed by the Board consisting solely of two or more non-employee directors (the "Plan Committee"). The Plan Committee will determine and designate the individuals and classes of individuals to whom awards under the Plan should be made and the amount, terms and conditions of the awards. The Plan Committee may adopt and amend rules relating to the administration of the Plan. Upon election of the director nominees identified in Proposal 1 herein, the Plan Committee will be comprised of all directors of the Company. The Plan is intended to comply with, and will be administered in accordance with, Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereto.

Eligibility

          Awards under the Plan may be made to directors, officers, or key employees of the Company and its subsidiaries, and to nonemployee agents, consultants, advisors, and other persons whom the Plan Committee believes have made or will make an important contribution to the Company or any subsidiary thereof, subject to Section 422 of the Code, which limits the grant of "Incentive Stock Options" to executive officers and other senior managerial and professional employees.

Shares Available

          Subject to adjustment as provided in the Plan, a maximum of 5,000,000 shares of the Company's common stock is reserved for issuance thereunder. If an option or stock appreciation right granted under the Plan expires or is terminated or canceled, the unissued shares subject to such option or stock appreciation right are again available under the Plan. In addition, if shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased are again available under the Plan. In the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), all shares granted under the Plan will be restricted as to subsequent resales or transfer, pursuant to Rule 144 under the Act.

Term

          Unless earlier terminated by the Plan Committee, the Plan will continue in effect until the earlier of: (i) January 31, 2007, and (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Plan Committee may suspend or terminate the Plan at any time except with respect to options, and shares subject to restrictions, then outstanding under the Plan.

Stock Option Grants

          The Plan Committee may grant Incentive Stock Options ("ISOs") and Non-Statutory Stock Options ("NSOs") under the Plan. With respect to each option grant, the Plan Committee will determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised (including whether the option will be subject to any vesting requirements and whether there will be any conditions precedent to exercise of the option), and the other terms and conditions of the option. The Plan specifies, however, that 6 months must elapse from the date of grant of the options to the date of disposition by the option holder of the shares of common stock underlying the option. Options granted under the plan expire six months after the termination of the option holder's employment for reasons other than permanent disability, retirement, death, or termination for cause. To date, options to purchase 4,509,600 shares of Common Stock have been granted and are currently outstanding pursuant to the Plan.

          ISOs are subject to special terms and conditions. The aggregate fair market value, on the date of the grant, of the common stock for which an ISO is exercisable for the first time by the optionee during any calendar year may not exceed $100,000. An ISO may not be granted to an employee who possesses more than 10% of the total voting power of the Company's stock unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date it is granted, and the option is not exercisable for 5 years after the date of grant. No ISO may be exercisable after 10 years from the date of grant. The option price may not be less than 100% of the fair market value of the common stock covered by the option at the date of grant.

          In connection with the grant of NSOs or ISOs, the Plan Committee may issue "Reload Options", which allow employees to receive options to purchase that number of shares that shall equal (i) the number of shares of common stock used to exercise underlying NSOs or ISOs, and (ii) the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of the underlying NSOs or ISOs.

          Unless provided otherwise by the Plan Committee in connection with a particular option grant, no vested option may be exercised unless at the time of such exercise the holder of such option is employed by or in the service of the Company or any subsidiary thereof, within three (3) years following termination of employment by reason of death, retirement, or disability, and within six (6) months following termination for any other reason, except for cause, in which case all unexercised options shall terminate forthwith. No shares may be issued pursuant to the exercise of an option until full payment therefor has been made. Upon the exercise of an option, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued upon exercise of the option.

Stock Appreciation Rights

          Two types of Stock Appreciation Rights ("SARs") may be granted under the Plan: "Alternate SARs" and "Limited Rights." Alternate SARs are granted concurrently with or subsequent to stock options, and permit the option holder to be paid, in common stock, the excess of the fair market value of each share of common stock underlying the stock option at the date of exercise of the Alternate SARs over the fair market value of each share of common stock underlying the option at the grant date. The exercise of Alternate SARs shall be in lieu of the exercise of the stock option underlying the SARs, and upon such exercise a corresponding number of stock options shall be canceled. Alternate SARs are exercisable upon the same terms and conditions as are applicable to the options underlying them. Upon the exercise of an Alternate SAR, the number of shares reserved for issuance under the Plan will be reduced by the number of shares issued.

          Limited Rights may be issued concurrently with or subsequent to the award of any stock option or Alternate SAR under the Plan. Limited Rights allow the holder thereof to be paid appreciation on the stock option or the amount of appreciation receivable upon exercise of an Alternate SAR in cash and in lieu of exercising such options or rights. Limited Rights are exercisable only to the same extent and subject to the same conditions and within the same time periods as the stock options or Alternate SARs underlying such Limited Rights; provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of 6 months following the date of grant. Limited Rights are exercisable in full for a period of seven months following a change in control of the Company. Upon the exercise of Limited Rights, the stock options or Alternate SARs underlying such Limited Rights shall terminate. Cash payments upon the exercise of Limited Rights will not reduce the number of shares of common stock reserved for issuance under the Plan. No SARs have been granted under the Plan.

Stock Bonus Awards

          The Plan Committee may award shares of common stock as a stock bonus under the Plan. The Plan Committee may determine the recipients of the awards, the number of shares to be awarded, and the time of the award. Stock received as a stock bonus is subject to the terms, conditions, and restrictions determined by the Plan Committee at the time the stock is awarded. No stock bonus awards have been granted under the Plan.

Cash Bonus Rights

          The Plan Committee may grant cash bonus rights under the Plan either outright or in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares issued under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. Bonus rights granted in connection with an SAR entitle the holder to a cash bonus when the SAR is exercised, that is determined by multiplying the amount received upon exercise of the SAR by the applicable bonus percentage. Bonus rights granted in connection with stock bonuses entitle the recipient to a cash bonus, in an amount determined by the Plan Committee, either at the time the stock bonus is awarded or upon the lapse of any restrictions to which the stock is subject. No bonus rights have been granted under the Plan.

Non-Assignability of Plan Awards

          No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or the laws of descent or pursuant to a qualified domestic relations order as defined in the Code.

Changes in Capital Structure

          The Plan provides that if the outstanding common stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Plan Committee in the number and kind of shares available for grants under the Plan. In addition, the Plan Committee will make appropriate adjustments in the number and kind of shares as to which outstanding options will be exercisable. In the event of a merger, consolidation or other fundamental corporate transformation, the Board may, in its sole discretion, permit outstanding options to remain in effect in accordance with their terms; to be converted into options to purchase stock in the surviving or acquiring corporation in the transaction; or to be exercised, to the extent then exercisable, during a period prior to the consummation of the transaction established by the Plan Committee or as may otherwise be provided in the Plan.

Tax Consequences

          The following description addresses the federal income tax consequences of the Plan. Although the Company believes the following statements are correct based on existing provisions of the Code and legislative history and administrative and judicial interpretations thereof, no assurance can be given that changes will not occur which would modify such statements. Also, such statements are intended only to provide basic information. Each Plan participant should consult his or her own tax advisor concerning the tax consequences of participation in the Plan because individual financial and federal tax situations may vary, and state and local tax considerations may be significant.

          Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset held for more than one year. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or the exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

          Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO until the option is exercised. When the NSO is exercised, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

          An employee who receives stock in connection with the performance of services will generally realize income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no election under Section 83(b) of the Code is filed within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold employment taxes on the amount of the income the employee recognizes. A participant who receives a cash bonus right under the Plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of the bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

          Section 162(m) of the Code limits to $1 million per person the amount the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under proposed regulations, compensation received through the exercise of an option or SAR will not be subject to the $1 million limit if the option or SAR and the plan pursuant to which it is granted meet certain requirements. The currently applicable requirements are that the option or SAR be granted by a committee of at least two disinterested directors and that the exercise price of the option or the SAR be not less than fair market value of the Common Stock on the date of grant. Accordingly, the Company believes compensation received on exercise of options and SARs granted under the Plan in compliance with the above requirements will not be subject to the $1 million deduction limit.

Amendments to Plan

          The Plan Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, including in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with stock exchange rules or requirements.

          Subject to the Plan, the following options have been awarded and are currently outstanding:

                                 PLAN BENEFITS

                           Revised 1997 Stock Option
                               and Incentive Plan

                                                                            NO. OF OPTIONS
                                                                            TO PURCHASE
NAME AND POSITION                              DOLLAR VALUE ($)             COMMON STOCK/2/
-----------------                              ----------------             --------------

John L. Reed                                          $1,031,250               750,000/(3)/
   CEO and director
Paul Dawson                                           $        0               300,000/(4)/
   CEO, BriteSmile International Ltd.
Linda S. Oubre                                        $  425,000               225,000/(5)/
   President, Chief Administrative Officer
   and director
Andrew J. Hofmeister                                  $  268,750               235,000/(6)/
   President Associated Center Division
Michael Whan                                          $        0               200,000/(7)/
   President Worldwide Marketing
Paul A. Boyer                                         $        0               150,000/(8)/
   Executive Vice President, Chief Financial
   Officer and Secretary
Stephen Miller                                        $  225,000               200,000/(9)/
   Executive Vice President, Real Estate
   And Construction
Jennifer A. Scott, director                           $   56,250                20,000/(10)/
Peter Schechter, director                             $        0                20,000/(11)/

Current Executive Officers                            $2,006,250             2,100,000
As a Group (7 persons)

Current Directors Who are Not                         $   56,250                40,000
Executive Officers, as a Group

All Current or Former Employees                       $1,513,937             2,139,600
Who are Not Executive Officers, as a Group


/(1)/ As of July 14, 2000, the market value of the shares of Common Stock underlying the options was $3.875, as quoted on Nasdaq.

/(2)/ Exercise prices of options granted pursuant to the Plan range from $1.00 per share to $13.375 per share.

/(3)/ Exercisable at $2.50 per share, 350,000 of which are vested, the remainder of which vest 100,000 per year beginning January 22, 2001.

/(4)/ Exercisable at $6.00 per share, 140,000 of which are vested, the remainder of which vest 40,000 per year beginning April 19, 2001.

/(5)/ Exercisable at $1.75 per share, 110,000 of which are vested, the balance of which vest 30,000 per year beginning July 1, 2001, and 25,000 shares, exercisable at $5.875 per share beginning November 1, 2000.

/(6)/ Represents 5,000 shares exercisable at $9.00 per share, 5,000 shares exercisable at $6.81 per share, 100,000 shares exercisable at $1.75 per share (40,000 of which are vested, 60,000 of which vest 15,000 each year beginning August 1, 2000), 50,000 shares exercisable at $2.75 per year (18,000 of which are vested, 32,000 of which vest 8,000 per year beginning March 2, 2001), 50,000 shares exercisable at $13.375 per share (18,000of which are vested, 32,000 of which vest 8,000 each year beginning May 19, 2001), and 25,000 shares exercisable at 5.875 per share beginning November 1, 2000.

/(7)/ 200,000 shares exercisable at $7.39 per share, 100,000 of which are vested, the balance of which vest 20,000 each year beginning April 24, 2001.

/(8)/ 150,000 shares exercisable at $7.75 per share, 50,000 of which are vested, the balance of which vest 20,000 each year beginning December 1, 2000.

/(9)/ 200,000 shares exercisable at $2.75 per share, 80,000 of which are vested, the balance of which vest 30,000 per year beginning March 2, 2001.

/(10)/  Presently exercisable at $1.0625 per share.

/(11)/  Presently exercisable at $11.25 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

                                  PROPOSAL 3

TO APPROVE A SERIES OF TRANSACTIONS PURSUANT TO WHICH THE COMPANY (I) HAS ISSUED CONVERTIBLE NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $20,000,000 TO ELEVEN INVESTORS, INCLUDING SEVEN INVESTORS PRESENTLY AFFILIATED WITH THE COMPANY, WHICH NOTES ARE CONVERTIBLE INTO 3,236,245 SHARES OF COMMON STOCK, AND (II) HAS ISSUED WARRANTS TO THE INVESTORS TO PURCHASE A TOTAL OF 1,618,122 SHARES OF COMMON STOCK. THE NET EFFECT OF THE FORGOING TRANSACTIONS, IF THE NOTES ARE CONVERTED AND THE WARRANTS ARE EXERCISED, WILL BE THE ISSUANCE OF MORE THAN 20% OF THE TOTAL NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED AND OUTSTANDING PRIOR TO THE COMMENCEMENT OF SUCH TRANSACTIONS.

The Note Offering

          As of August 3, 2000 the Company had closed Securities Purchase Agreements ("Note Purchase Agreements") with eleven investors ("Investors"), seven of whom had previously been affiliated with the Company, its executive officers and directors (the "Note Offering"). Pursuant to the Note Purchase Agreements, the Investors purchased the Company's 5% Subordinated Convertible Notes due in five years (the "Notes") in the aggregate principal amount of $20,000,000. Of the $20,000,000 total proceeds to the Company, $15,583,332 was received in an initial closing on June 29, 2000. The balance of $4,416,667 was received in a subsequent closing on August 3, 2000.

          The Company also issued to the Investors, pro rata, warrants ("Warrants") to purchase a total of 1,618,122 shares of Common Stock.

          Four of the Investors, who purchased a total of $4,300,000 principal amount of the Notes, are unaffiliated with the Company. These unaffiliated investors are CapEx, L.P., Pacific Mezzanine Fund, VenCap Opportunities Fund, L.P., and Wendell Starke as Trustee under trust dated 10-02-1991.

          Seven of the Investors, who purchased an aggregate amount of $15,700,000 of the Notes, are presently affiliates of the Company. The affiliated Investors include LCO Investments Limited (shareholder and affiliated with director Anthony Pilaro), John Reed (shareholder, CEO and director), Gasper Lazzara, Jr. (director), Andrew McKelvey (shareholder and affiliated with director Bradford Peters), and Pequot Private Equity Fund II, L.P., Pequot International Fund, Inc., and Pequot Partners Fund, L.P. (shareholders and affiliated with director Gerald Poch).

Terms and Conditions of the Notes

          The Notes bear interest on the unpaid principal balance at the rate of 5% per annum. Interest on the Notes is payable in cash on the last day of each March and the last day of each September during the term of the Notes. The principal amount of the Notes is due and payable five years from the date of purchase of the Notes.

          The Notes are convertible into shares of the Company's Common Stock at a per share conversion price of $6.18, which is 120% of the average of the closing bid price of the Common Stock during the ten trading day period immediately prior to June 27, 2000, the date the transaction documents for the initial closing of the Note Offering were signed. On June 27, 2000, the closing sales price of the

Company's Common Stock as quoted on NASDAQ was $5.563. On June 29, 2000, the date of the initial closing of $15,583,333 in principal amount of Note sales, the closing sales price of the Company's Common Stock as quoted on NASDAQ was $4.50. On August 3, 2000, the effective date of the subsequent closing of the Note Offering, the closing sales price of the Common Stock on NASDAQ was $4.563.

          The conversion price of the Notes is subject to a one-time adjustment downward in nine months from closing to 102% of the market price of the Common Stock on the adjustment date (provided that in no event will such price be adjusted downward to less than $3.8625 per share). The conversion price is also subject to additional adjustments from time to time upon the occurrence of certain other events described in the Notes and Warrants, including future issuances of Common Stock for consideration less than the conversion price then in effect, stock splits or reverse stock splits, and the occurrence of certain major corporate events such as mergers, sale of assets, tender offers or exchange offers.

          Pursuant to a Registration Rights Agreement between the Investors and the Company, the Company agreed to register with the Securities and Exchange Commission (the "Commission"), within 120 days from the initial closing date of June 27, 2000, the shares of Common Stock underlying the Notes and Warrants for resale under the Securities Act of 1933, as amended. The Company has filed the Registration Statement with the Commission. As of the date of this Proxy Statement, the Registration Statement has not been declared effective by the Commission.

Terms and Conditions of the Warrants

          Each purchaser of Notes in the Note Offering also received Warrants to purchase shares of Common Stock of the Company. Pursuant to the Note Purchase Agreements, the number of shares of Common Stock issuable upon the exercise of the Warrants was 1,618,122, calculated pursuant to the Note Purchase Agreements as that number equal to the quotient of (A) the product of the aggregate principal amount of Notes purchased by each Purchaser multiplied by 0.50, divided by (B) $6.18 (the Conversion Price on the Issuance Date, as those terms are defined in the Notes).

          The Warrants issued in connection with the Note Offering have a term of five years and an exercise price of $7.21 per share. The exercise price of the Warrants equals 140% of $5.15, i.e. 10-day average the market price of the Common Stock prior to the date of signing the Note Purchase Agreement. The exercise price of the Warrants is subject to adjustment upon certain events specified in the Warrant, including the subsequent issuance by the Company of shares of its Common Stock at prices lower than the original Warrant exercise price.

          Copies of the form of Note Purchase Agreement, together with the form of Notes and Warrants issued to the Investors, are included as exhibits to the Company's Current Report on Form 8-K filed with the Commission on July 3, 2000.

          As of the date of this Proxy Statement, none of the Notes has been converted into shares of Common Stock, and none of the Warrants has been exercised.

Use of Proceeds

          The Company plans to use the net proceeds from the Note Offering to fund ongoing business expansion, including the establishment of additional Whitening Centers and Associated Centers, and other general working capital purposes.

Summary Tables

          The following table identifies the total number of shares of Common Stock that would be issued assuming the hypothetical conversion, exercise or issuance of all of the Notes and Warrants granted in the Note Offering in the aggregate principal amount of $20,000,000:

                                                              Shares of
                                          Shares of             Common
                                            Common              Stock                                Total Shares
                                        Stock Issuable         Issuable                               Issuable as
                                          Upon Full           Upon Full                              Percentage of
                                             Note              Warrant                                  Shares
                                        Conversion at        Exercise at         Total Shares         Outstanding
    Convertible           Note            $6.18 per           $7.21 per           of Common          Prior to Note
     Security           Principal           Share               Share           Stock Issuable         Offering
     --------           ---------           -----               -----           --------------         --------
5% Subordinated
Convertible Notes     $20,000,000         3,236,245           1,618,122           4,854,367           20.25%

          The following table shows the total number of shares of Common Stock that would be issued to the Investors assuming the conversion price of the Notes is reset as provided in the reset provisions described above to the lowest possible per share reset price of $3.8625:

                                                              Shares of
                                          Shares of             Common
                                            Common              Stock                                Total Shares
                                        Stock Issuable         Issuable                               Issuable as
                                          Upon Full           Upon Full                              Percentage of
                                             Note              Warrant                                  Shares
                                        Conversion at        Exercise at         Total Shares         Outstanding
    Convertible           Note           $3.8625 per          $7.21 per           of Common          Prior to Note
     Security           Principal           Share               Share           Stock Issuable         Offering
     --------           ---------           -----               -----           --------------         --------
5% Subordinated
Convertible Notes     $20,000,000         5,177,993           1,618,122            6,796,116            28.35%


Nasdaq National Market Shareholder Approval Requirement

          The Common Stock is quoted on the Nasdaq National Market. Because of that listing, the Company is contractually obligated to comply with applicable rules of the Nasdaq Stock Market. Nasdaq Stock Market Rule 4460(i)(1)(D) requires shareholder approval for the issuance of shares of common stock in a transaction or series of transactions involving, among other types of transactions, the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power obtained before the issuance for less than the greater of book or market value of the stock. As noted in the table above, the conversion of all or substantially all of the aggregate amount of the Notes, together with the issuance of the shares of Common Stock issuable upon exercise of the Warrants, would result in the issuance by the Company of more than 20% of the Common Stock outstanding before the Note Purchase Agreements were executed.

          In addition, Nasdaq National Market rule 4460(i)(1)(A) requires shareholder approval for the issuance of shares of common stock under an arrangement pursuant to which stock may be acquired by the Company's officers or directors. As discussed above, seven of the Investors, who have purchased an aggregate of $15,700,000 of the Notes, are presently affiliates of the Company. These Investors collectively own 16,989,940, or 70.9 %, of the 23,975,885 shares of Common Stock outstanding as of the record date and entitled to vote at the Annual Meeting. Accordingly, these affiliated Investors have a substantial interest in voting in favor of Proposal No. 3. The affiliated Investors intend to vote their shares in favor of Proposal No. 3, thereby assuring adoption of this Proposal. The total percentage of shares that will be held by the affiliate Investors, assuming all of the Notes are converted and Warrants exercised, will be 74.9% (76.2% assuming the one-time downward adjustment of the Conversion Price to the lowest possible price of $3.8625).

          In view of the perceived advantages to the Company and its shareholders of proceeding with the Note Offering as outlined under "Director Recommendation" below, the Board did not propose that approval of the Offering be submitted to a vote by shareholders unaffiliated with the Company. The Nasdaq National Market Rules which require shareholder approval of the potential issuance of the Common Stock underlying the Notes and Warrants do not require submission of the matter to a vote of disinterested shareholders only. Neither is a vote of disinterested minority shareholders required by the Company's Articles or Bylaws, nor by the Utah Business Corporations Act. The directors believe that the terms of the Note Offering are fair to the Company and its shareholders, and are in keeping with the directors' fiduciary obligations to the Company's minority shareholders.

          In recognition of the forgoing requirements of the Nasdaq Stock Market, the Company agreed under the Note Purchase Agreements that the Board of Directors would recommend that the shareholders approve the sale of the Notes and the related transactions to the extent such transactions have been entered into with officers and directors of the Company or their affiliates, and to the extent that such transactions, upon conversion of the Notes and exercise of the Warrants, will result in the issuance of more than 20% of the Common Stock outstanding immediately prior to such series of transactions, potentially at a price which may be below the then current market price at the time of conversion or exercise.

Director Recommendation

          The Board of Directors recommends that the shareholders approve the sale of the Notes and Warrants. The directors determined that the Company needed to complete a private placement of either debt or equity to supply additional funding necessary for the Company to pursue its expansion goals over the next twelve months. The Board contemplated a private placement of straight Common Stock, but determined that such a transaction would create immediate dilution to current shareholders. In the opinion of the Board members, the private placement of the Notes was in the best interests of shareholders because: (1) there would be no immediate dilution to current shareholders, (2) both the Notes and the shares underlying the Warrants were to be purchased at a premium to the then market price of the Company's Common Stock of $5.15 (the 10 day average price immediately preceding the June 27, 2000 initial signing date), and (3) the Warrants provide for additional future proceeds to the Company in the event the price of the Company's stock increases above the Warrant exercise price of $7.21 per share.

          Potential disadvantages to the Company's shareholders if the sale of the Notes and Warrants is approved could be said to include: (1) dilution to current shareholders if and when the Notes are converted and the Warrants exercised, resulting in the issuance of 4,854,367 additional shares of Common Stock by the Company at the assumed conversion rate of 6.18 per share, and (2) the potential depressive effect upon the market price of the Company's Common Stock if the Investors were to choose to convert their Notes into Common Stock and sell substantial amounts of those shares into the public market pursuant to the registration rights granted to them by the Company. The Board of Directors believes that any such disadvantages to approving Proposal No. 3 are outweighed by the favorable terms to the Company upon which the Notes and Warrants were sold, and the receipt by the Company of $20,000,000 in working capital critical to the Company's ability to execute its plan to open additional teeth whitening centers.

          The Company's Board of Directors now solicits your proxy to be voted to approve such transactions by approving this Proposal No. 3.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

                PROPOSAL 4 -- APPROVAL OF INDEPENDENT AUDITORS

          The Board of Directors of the Company has selected Ernst & Young LLP as the independent auditors for the Company for the transition fiscal year of the Company ending December 31, 2000. Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended April 1, 2000.

          At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors.

          Representatives of Ernst & Young LLP may attend the 2000 Annual Meeting. If they attend, they will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS.


                                 OTHER MATTERS

          As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and has not been informed that any other person intends to present, a matter for action at the 2000 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

          The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

                                 ANNUAL REPORT

          COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY - ATTENTION: PAUL A. BOYER, SECRETARY, 490 North Wiget Lane, Walnut Creek, California 94598. A request for a copy of the Company's Annual Report on Form 10-KSB must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Company on July 21, 2000. Exhibits to the Form 10-KSB, if any, will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

          A copy of the Company's 2000 Annual Report to Shareholders is being mailed with this Proxy Statement, but is not deemed a part of the proxy soliciting material.

                             SHAREHOLDER PROPOSALS

          Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 2001 Annual Meeting of Shareholders must be received by the Company by December 15, 2000. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company suggests that any such request be submitted by certified mail, return receipt requested. The Board of Directors will review any proposal which is timely received, and determine whether it is a proper proposal to present to the 2001 Annual Meeting.


                      MATERIAL INCORPORATED BY REFERENCE

          The following financial and other information is incorporated by reference to the following sections of the Annual Report on Form 10-KSB of the Company for the fiscal year ended April 1, 2000, as filed with the Securities and Exchange Commission: Item 7, the Company's Consolidated Financial Statements and associated notes; and Item 6, Managements Discussion and Analysis of Financial Condition and Results of Operations.

          The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.



                               By Order of the Board of Directors


                               Paul A. Boyer, Executive Vice President, CFO, and Secretary

Walnut Creek, California
August 22, 2000

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Proxy Statement of BriteSmile, Inc. of our report dated May 5, 2000 (except for Note 12, as to which the date is June 27, 2000), with respect to the consolidated financial statements of BriteSmile, Inc. included in the Annual Report on Form 10-KSB for the 52 weeks ended April 1, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           Ernst & Young LLP


Walnut Creek, California
August 23, 2000

PROXY                          BriteSmile, Inc.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints John L. Reed and Paul A. Boyer and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on July 21, 2000 at the Annual Meeting of Shareholders to be held at the law offices of Richards & O'Neil, LLP, 885 Third Avenue, 7th Floor, New York, New York 10022, on Tuesday, September 12, 2000, at 2:00 o'clock p.m., local time, or at any adjournment thereof.
1. Election of Directors.
            FOR [_]    WITHHOLD AS TO ALL [_]    FOR ALL EXCEPT [_]
  (INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)
    John L. Reed    Anthony M. Pilaro    Gerald Poch    Bradford G. Peters
 R. Eric Montgomery    Linda S. Oubre    Peter Schechter    Harry Thompson
                            Dr. Gaspar Lazzara, Jr.
2. To approve and ratify an amendment to the Company's 1997 Stock Option and Incentive Plan, increasing the number of shares subject to issuance under the Plan from 4,000,000 to 5,000,000.
                     FOR [_]    AGAINST [_]    ABSTAIN [_]
3. To ratify and approve a series of transactions pursuant to which the Company (i) has issued its 5% convertible subordinated notes in the aggregate principal amount of $20,000,000 to eleven investors, including seven investors presently affiliated with the Company, which notes are convertible into 3,236,245 shares of common stock, and (ii) has issued warrants to the investors to purchase a total of 1,618,122 shares of common stock. The net effect of the forgoing transactions, if the notes are converted and the warrants are exercised, will be the issuance of more than 20% of the total number of shares of the Company's common stock issued and outstanding prior to the commencement of such transactions.
                     FOR [_]    AGAINST [_]    ABSTAIN [_]
4. To approve and ratify the selection of Ernst & Young LLP as the Company's independent auditors for the Company's transition fiscal year ending December 31, 2000.
                     FOR [_]    AGAINST [_]    ABSTAIN [_]
5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

                                           DATE:_______________________________

                                           ------------------------------------
                                           Signature

                                           ------------------------------------
                                           Signature of joint holder, if any

                                             PLEASE SIGN EXACTLY AS THE SHARES
                                           ARE ISSUED. WHEN SHARES ARE HELD BY
                                           JOINT TENANTS, BOTH SHOULD SIGN.
                                           WHEN SIGNING AS ATTORNEY, AS
                                           EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                           GUARDIAN, PLEASE GIVE FULL TITLE AS
                                           SUCH. IF A CORPORATION, PLEASE SIGN
                                           IN FULL CORPORATE NAME BY PRESIDENT
                                           OR OTHER AUTHORIZED OFFICER. IF A
                                           PARTNERSHIP, PLEASE SIGN IN
                                           PARTNERSHIP NAME BY AUTHORIZED
                                           PERSON.

   PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE